Exhibit 99.1

  Robert Greenberg Joins ViewCast as Vice President of Marketing and Horace Irwin Named Vice President of Sales and Business Development

    DALLAS--(BUSINESS WIRE)--May 18, 2005--ViewCast Corporation (OTCBB:VCST), a leading global provider of high-quality audio and video communications products and professional IT services, today announced that Robert Greenberg has joined the Company as Vice President of Marketing, responsible for maximizing the outreach and overall effectiveness of ViewCast's corporate and product marketing campaigns, as well as video related product development.
    "Bob brings an unparalleled network of relationships and a wealth of industry knowledge to the currently impressive ViewCast team," said George Platt, president and chief executive officer of ViewCast. "Specifically, Bob has unprecedented experience in video and imaging, which will be critical in rounding out our product marketing strategies." Mr. Platt continued, "I am confident that his intelligence, creativity and understanding of the market for our products will have a significant, positive impact on ViewCast's future. I look forward to working with him as we build upon our current momentum."
    "I am excited to join ViewCast at this important time in its evolution," said Greenberg. "I look forward to expanding upon the Company's outstanding reputation for delivering world-class products and building upon its current strategic marketing plans, as well as playing an integral role in its future success and growth."
    Prior to joining ViewCast, Greenberg spent 15 years in a variety of marketing roles at Texas Instruments including, most recently, in their digital camera, streaming media, mixed signal video, optical networking and medical applications segment. While at Texas Instruments, Greenberg directed the crafting of the strategic marketing plans and managed the introduction of the DLP(tm) brand. During his career, Greenberg has received professional recognition and various awards including three U.S. Patents, an Emmy on behalf of Texas Instruments and two Effie awards from the American Marketing Association in recognition of the most effective marketing plan of the year.
    In conjunction with Greenberg's hiring, the Company also announced the appointment of Horace Irwin to Vice President of Sales and Business Development to support future sales and revenue growth. Previously, Mr. Irwin served as Vice President of Marketing and Business Development for ViewCast.
    "Throughout Horace's tenure at ViewCast, he has demonstrated commitment, dedication and passion for sales. We believe that with Horace focusing his talents on the sales organization, and Bob leading our marketing efforts, together they will be able to assist the Company in reaching the next level by driving revenue growth," concluded Mr. Platt.

    About ViewCast Corporation

    ViewCast develops multiple video and audio communications products for delivering content dynamically via a variety of networks. These products include Osprey(R) Video capture cards, Niagara(R) video encoders/servers and ViewCast IVN(TM) enterprise software and systems. Our products address the video capture, processing and delivery requirements for a broad range of applications and markets. ViewCast also provides professional IT services focused on merged data and video networks through its wholly owned subsidiary Delta Compute Inc.
    Visit the company's Web site (http://www.viewcast.com) for more information.

    Safe Harbor Statement

    Certain statements, including those made by George Platt and Robert Greenberg, contain "forward-looking" information within the meaning of the Private Securities Litigation Reform Act of 1995, which reflect the company's current judgment on certain issues. Because such statements apply to future events, they are subject to risks and uncertainties that could cause the actual results to differ materially. Important factors that could cause the actual results to differ materially include, without limitation, the ability of the company to develop and market new products as technology evolves and increased competition in the video communications and IT services market. For a detailed discussion of these and other cautionary statements and factors that could cause actual results to differ from the company's forward-looking statements, please refer to the company's reports on Form 10-KSB and 10-QSB on file with the Securities and Exchange Commission. The company does not intend or undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.
    ViewCast is traded on the OTCBB under the symbol "VCST".
    All trademarks are property of their respective holders.

    CONTACT: ViewCast Corporation
             Laurie Latham, 972-488-7200
             Fax: 972-488-7199
             or
             Shelton
             VCST Investor Contact
             Kellie Nugent, 972-239-5119 x125
             Fax: 972-239-2292
             knugent@sheltongroup.com